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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        SEPTEMBER 1, 2005 Date of Report (Date of earliest event reported
        -----------------

                          TURBODYNE TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)


             NEVADA                    000-21391                  95-4699061
             ------                    ---------                  ----------
(State or other jurisdiction of     (Commission File            (IRS Employer
        incorporation)                  Number)              Identification No.)

                             2022 Cliff Drive, #128
                             Santa Barbara, CA 93109

               (Address of principal executive offices) (Zip Code)


                                 (805) 201 3133

               Registrant's telephone number, including area code



                             6155 Carpinteria Avenue
                              Carpinteria, CA 93013

          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            |_| Written communications pursuant to Rule 425 under the
                        Securities Act (17 CFR 230.425)

            |_| Soliciting material pursuant to Rule 14a-12 under the
                        Exchange Act (17 CFR 240.14a-12)

          |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_|Pre-commencement communications pursuant to Rule 13e-4(c) under the
                       Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of September 2, 2005 the Company entered into an AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of SEPTEMBER 2005, among it, its wholly subsidiary Turbodyne Acquisition Corp. ("Merger Subsidiary" or the "Survivor") and Aspatuck Holdings Nevada Inc., (the "Nevada"). Nevada was a majority owned subsidiary of Aspatuck Holdings Ltd. ("AHL"). Jason Meyers is the President of AHL The agreement contemplated the merger of Nevada and Merger Subsidiary with the Survivor, as the surviving entity. Prior to the merger, Nevada entered into a consulting agreement ("CONSULTING AGREEMENT") with an entity which is obligated to provide the services of Albert Case to the Company.

The merger was completed as of September 9, 2005. Upon completion of the merger, the shareholders of Nevada became entitled under the Agreement to receive ("Merger Consideration") 40% of the Company's outstanding shares including the number of shares of Common Stock issuable on the exercise, conversion or exchange of securities, options, rights or other agreements ("Derivatives") providing for the issuance of Common Stock. The number of Fully Diluted Shares Outstanding and, consequently the Merger Consideration include shares of Common Stock issued, or subject to Derivatives issued, after the merger, relating in any manner to events or transactions prior to the merger including securities of the Company issued to obtain funds to satisfy any Pre- merger obligations. Based on this formula substantial additional shares will be issued as Merger Consideration.

The Company is the beneficiary of the Consulting Agreement dated as of September 1, 2005, between Nevada and Stamford Research LLC, to provide the services of Albert Case who is now the Company's chief executive officer. As compensation for Consultant's services thereunder, the Company is to pay Consultant a total of $33,000 payable; $20,000 cash and $13,000 which was paid by the issuance of 1,300,000 shares of the Company's Common Stock based upon market at the time of the merger. The agreement is for a term of 90 days after the merger.

Pursuant to these transactions as of September 9, 2005, the effective date of the merger, 139,192,222 shares of the Company's Common Stock became issuable as Merger Consideration and 1,300,000 such shares became issuable to Stamford Research LLC, under the CONSULTING AGREEMENT.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See the response to item 1.01

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

As a result of the transactions described in the response to Item 1.01 hereof, as of September 9, 2005, 139,192,222 shares of the Company's Common Stock became issuable as Merger Consideration and 1,300,000 became issuable to Stamford Research LLC under the CONSULTING AGREEMENT These securities are issuable, in private transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2).

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

Upon the execution of the Agreement described in the response to Item 1.01, Jason Meyers was elected as a director and President of the Company. Albert Case was also elected as a director and is now president and chief executive officer. Eugene O'Hagan, then a director, resigned upon execution of the Agreement. Andrew Martyn-Smith also submitted his resignation as an officer and director of the Company effective September 30, 2005.


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Upon the merger the shareholders of Nevada received 40% of the Company's Fully
Diluted Shares Outstanding as described above or 139,192,222 shares out of a total actual outstanding of 315,560,144 shares of the Company's Common Stock. These shares now account for 44% of the presently outstanding shares. AHL is beneficial owner of 107,178, 550 shares or approximately 34% of the outstanding shares of the Company's Common Stock. As a controlling person of AHL Mr. Jason Meyers is the indirect beneficial owner of these shares.

      The Company has been dormant for a long period of time and its new management intends to resume operations of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Upon the execution of the Agreement described in the response to Item 1.01, Jason Meyers was elected as a director and President of the Company. He is now the chairman of the Board of Directors of the Company. Albert Case has also been elected as a director and is now President and chief executive officer. Eugene O'Hagan resigned as a director upon execution of the Agreement. Andrew Martyn-Smith also submitted his resignation as officer and director of the Company effective September 30, 2005.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS

Financial statements and pro forma financial information if required it is contemplated will be filed by amendment..

(b) Exhibits

      2.05-1 AGREEMENT AND PLAN OF MERGER dated as of SEPTEMBER 2005, made and entered into by and among the Company,Turbodyne Acquisition Corp, wholly owned subsidiary of the Company, and Aspatuck Holdings Nevada Inc.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2005


BY: /S/ ALBERT CASE
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Chief Executive Officer and President


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